                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                       ABT BUILDING PRODUCTS CORPORATION
                                       BY
                           STRIPER ACQUISITION, INC.
                           A WHOLLY OWNED SUBSIDIARY
                                       OF
                         LOUISIANA-PACIFIC CORPORATION
                                       AT
                              $15.00 NET PER SHARE

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THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
 CITY TIME, ON TUESDAY, FEBRUARY 23, 1999, UNLESS THE OFFER IS EXTENDED.
--------------------------------------------------------------------------------

To Our Clients:

    Enclosed for your consideration are the Offer to Purchase, dated January 25, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") and other materials relating to the offer by Striper Acquisition, Inc., a Delaware corporation ("Purchaser") and a wholly owned subsidiary of Louisiana-Pacific Corporation, a Delaware corporation ("Parent"), to purchase all of the outstanding shares of common stock, par value $0.01 per share (the "Shares"), of ABT Building Products Corporation, a Delaware corporation (the "Company"), at a purchase price of $15.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer. Holders of Shares whose certificates for such Shares (the "Certificates") are not immediately available or who cannot deliver their Certificates and all other required documents to the depositary for the Offer (the "Depositary") or complete the procedures for book-entry transfer on or prior to the Expiration Date (as defined in the Offer to Purchase) must tender their Shares according to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

    We are (or our nominee is) the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

    Accordingly, we request instructions as to whether you wish to have us tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

    Your attention is directed to the following:

        1.  The tender price is $15.00 per Share, net to the seller in cash.

        2. The Offer is conditioned upon, among other things, there being validly tendered and not properly withdrawn prior to the Expiration Date that number of Shares which (together with any Shares then owned by Parent or any of its subsidiaries) constitutes a majority of the Shares outstanding on a fully-diluted basis on the date of purchase. The Offer is also subject to certain other conditions. See Section 14 of the Offer to Purchase.

        3.  The Offer is being made for all outstanding Shares.

        4. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by Purchaser pursuant to the Offer. However, federal income tax backup withholding at a rate of 31% may be required, unless an exemption is provided or unless the required taxpayer identification information is provided. See Instruction 10 of the Letter of Transmittal.

        5. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Tuesday, February 23, 1999, unless the Offer is extended.

        6. The Board of Directors of the Company has unanimously determined that the Offer and the Merger (as defined in the Offer to Purchase) are fair to, and in the best interests of, the Company's stockholders, has unanimously approved the Merger Agreement (as defined in the Offer to Purchase), and the transactions contemplated by the Merger Agreement, including the Offer and the Merger, and unanimously recommends that the Company's stockholders accept the Offer and tender all of their Shares pursuant to the Offer.

        7. Notwithstanding any other provision of the Offer, payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (a) Certificates pursuant to the procedures set forth in Section 3 of the Offer to Purchase, or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, (b) the Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry transfer, and (c) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering stockholders at the same time depending upon when Certificates are actually received by the Depositary.

    The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by Goldman, Sachs & Co., the Dealer Managers of the Offer, or one or more registered brokers or dealers licensed under the laws of such jurisdictions.

    If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth below. Please forward your instructions to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Date. IF YOU AUTHORIZE THE TENDER OF YOUR SHARES, ALL SUCH SHARES WILL BE TENDERED UNLESS OTHERWISE SPECIFIED ON THE INSTRUCTION FORM SET FORTH BELOW.

                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                           ALL OUTSTANDING SHARES OF
                                  COMMON STOCK
                                       OF
                       ABT BUILDING PRODUCTS CORPORATION
                                       BY
                           STRIPER ACQUISITION, INC.
                           A WHOLLY OWNED SUBSIDIARY
                                       OF
                         LOUISIANA-PACIFIC CORPORATION

    The undersigned acknowledge(s) receipt of your letter, the enclosed Offer to Purchase, dated January 25, 1999, and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by Striper Acquisition, Inc., a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of Louisiana-Pacific Corporation, a Delaware corporation, to purchase all of the outstanding shares of common stock, par value $0.01 per share (the "Shares"), of ABT Building Products Corporation, a Delaware corporation.

    This will instruct you to tender to the Purchaser the number of Shares indicated below (or if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Number of Shares to be Tendered:* ______________________________________________

Date: __________________________________________________________________________

________________________________________________________________________________

                                   SIGN HERE

Signature(s): __________________________________________________________________

Print Name(s): _________________________________________________________________

Print Address(es): _____________________________________________________________

Area Code and Telephone Number(s): _____________________________________________

Taxpayer Identification or Social Security Number(s): __________________________

* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

THIS FORM MUST BE RETURNED TO THE BROKERAGE FIRM MAINTAINING YOUR ACCOUNT.